Exhibit 99.1

Investor Relations Contacts:	Public Relations Contacts:
Juniper Networks	Juniper Networks
Michelle Levine	Kathy Durr
Tel: 408-936-2775	Tel: 408-745-5058
mlevine@juniper.net	kdurr@juniper.net
NetScreen Technologies	NetScreen Technologies
David Gennarelli	Jennifer Jennings
Tel: 408-543-8125	Tel: 408-543-8243
dgennarelli@netscreen.com	jjennings@netscreen.com

Juniper Networks and NetScreen Technologies Announce Stockholder Approval of Acquisition

Sunnyvale, CA — April 16, 2004 — Juniper Networks, Inc. (Nasdaq: JNPR) and NetScreen Technologies, Inc. (Nasdaq: NSCN) today announced that the stockholders of each company have approved matters relating to Juniper Networks’ proposed acquisition of NetScreen at Special Meetings of Stockholders of each company held today. Juniper Networks stockholders voted in favor of the issuance of 1.404 shares of Juniper Networks common stock for each outstanding share of NetScreen common stock and each outstanding stock option to purchase NetScreen common stock. NetScreen stockholders voted to adopt the Agreement and Plan of Reorganization, dated as of February 9, 2004. The parties expect to complete the transaction by the close of business (Pacific Time) today.

About Juniper Networks, Inc.

Juniper Networks transforms the business of networking by converting a commodity — bandwidth — into a dependable, secure and highly valuable corporate asset. Founded in 1996 to meet the stringent demands of service providers, Juniper Networks is now relied upon by the world’s leading network operators, government agencies, research and education institutions, and information-intensive enterprises as the foundation for uncompromising networks. The Infranet Initiative uses Juniper Networks MINT (Model for InfraNet Transformation) as its underlying framework. Juniper Networks is headquartered in Sunnyvale, California. Additional information can be found at www.juniper.net.

About NetScreen Technologies

NetScreen Technologies, Inc., is a leading developer of network security and access solutions for enterprises and carriers worldwide. NetScreen’s solutions offer customers multiple layers of network and application-level protection in purpose-built appliances and systems that meet customers’ security, performance and total cost of ownership objectives. NetScreen is located at 805 11th Ave., Sunnyvale, Calif., 94089. More information on NetScreen’s products can be found at http://www.netscreen.com or by calling toll free at 1-800-638-8296.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws including, without limitation, statements regarding the following: the merger transaction, and the timing of the closing of the transaction. These forward-looking statements are subject to risks and uncertainties as well as assumptions that could cause the actual results of Juniper Networks and NetScreen to differ materially from those expressed or implied by such forward-looking statements. Such risks and uncertainties include, among others, the satisfaction of other closing conditions to the transaction. A detailed discussion of other risks and uncertainties that could cause actual results or events to differ materially from such forward-looking statements is included Juniper Networks’ and NetScreen’s most recent filings with the Securities and Exchange Commission. Juniper Networks and NetScreen undertake no obligation and do not intend to update these forward-looking statements to reflect events or circumstances occurring after this press release.

Additional Information and Where to Find It

     Juniper Networks, Inc. has filed a registration statement on Form S-4 containing a joint proxy statement/prospectus in connection with the merger transaction involving Juniper Networks and NetScreen. Investors and security holders are urged to read this filing and any amendments because it contains and any amendments will contain important information about the merger. Investors and security holders may obtain free copies of these documents and other documents filed with the Securities and Exchange Commission at the Securities and Exchange Commission’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by Juniper Networks by contacting Juniper Networks Investor Relations at 888-JUNIPER (888-586-4737) or 408-745-2000. Investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by NetScreen by contacting NetScreen Investor Relations at 408-543-2100.

     Juniper Networks and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Juniper Networks and NetScreen in connection with the merger. Information regarding the special interests of these directors and executive officers in the merger is included in the joint proxy statement/prospectus of Juniper Networks and NetScreen described above. Additional information regarding the directors and executive officers of Juniper Networks is also included in Juniper Networks’ proxy statement for its 2003 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on March 28, 2003. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from Juniper Networks by contacting Juniper Networks Investor Relations at 888-JUNIPER (888-586-4737) or 408-745-2000.

     NetScreen and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of NetScreen and Juniper Networks in connection with the merger. Information regarding the special interests of these directors and executive officers in the merger is included in the joint proxy statement/prospectus of Juniper Networks and NetScreen described above. Additional information regarding these directors and executive officers is also included in NetScreen’s proxy statement for its 2004 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on January 28, 2004. This document is available free of charge at the Securities and Exchange Commission’s web site at www.sec.gov and from NetScreen by contacting NetScreen Investor Relations at 408-543-2100.

Juniper Networks is registered in the U.S. Patent and Trademark Office and in other countries as a trademark of Juniper Networks, Inc. ERX, ESP, E-series, Internet Processor, J-Protect, JUNOS, JUNOScript, JUNOSe, M5, M7i, M10, M10i, M20, M40, M40e, M160, M320, M-series, NMC-RX, SDX, T320, T640, and T-series are trademarks of Juniper Networks, Inc.

NetScreen and the NetScreen logo are trademarks of NetScreen Technologies, Inc. in the United States and other countries.

All other trademarks, service marks, registered trademarks, or registered service marks are the property of their respective owners.